Exhibit 10.1

                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT dated effectively as of the 1st day of December, 2006 by and between AEROFLEX INCORPORATED., a Delaware corporation (hereinafter the "Company") and JOHN ADAMOVICH, JR. (hereinafter the "EXECUTIVE").

                              W I T N E S S E T H:

     WHEREAS, the Company and Executive entered into an Employment Agreement dated November 9, 2005 which was amended by Amendment No. 1 on November 21, 2006, (hereinafter the "Employment Agreement"); and

     WHEREAS, the Company and Employee desire to further amend and modify the said Employment Agreement.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   The following shall be added in its entirety to Section 2 :

     "(c)  Deferred  Compensation Retirement Benefit
           -----------------------------------------

     (i) Exclusive of the Compensation provided in Subsection (b) of this
Section 2, the Company shall pay to the Executive a deferred compensation retirement benefit in the manner provided below, unless forfeited by the occurrence of any of the events of forfeiture specified in subsection 2(c)(v)(1) and (2).

     (ii) The Company shall credit, without proration, to a book reserve (the "Deferred Compensation Account") established for this purpose, $50,000 on the 1st day of December, 2006 and, thereafter, during the Employment Period, $50,000 on the 1st day of each successive December provided that the Executive is then still employed by the Company on such date.

               (1). The Deferred Compensation Account shall be notionally invested and reinvested in such bonds, mutual funds and securities as may be selected, in its discretion, by the Board of Directors or, if delegated to do so, by the Compensation Committee (the "Board"). In the exercise of the foregoing discretionary investment powers, the Board may engage investment counsel and, if it so desires, may delegate to such counsel full or limited authority to select the assets in which the Deferred Compensation Account is to be notionally invested.

               (3). The Executive agrees on behalf of himself and his designated beneficiary to assume all risk in connection with any decrease in value of the Deferred Compensation Account.


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               (4). Title to, and beneficial ownership of, any assets, whether cash or investments, which the Company may earmark to pay the deferred compensation retirement benefit hereunder, shall at all times remain in the Company, and, accordingly, Executive and his designated beneficiary shall not have any property interest whatsoever in any specific assets of the Company.

     (iii) The benefits to be paid as deferred compensation (unless they are forfeited by the occurrence of any of the events of forfeiture specified in subsection 2(c)(v)) below are as follows:

               (1). If the Executive's employment with the Company hereunder or otherwise is terminated on or after the Executive shall have reached the Retirement Age, then, not earlier than a date 6 months thereafter, the Company shall pay to him in a single lump sum payment, an amount equal to the fair market value of the Deferred Compensation Account ("Benefits") as of the effective date of termination. For purposes of this subparagraph 2(c), "Retirement Age" shall mean 58 years of age.

               (2). Subject to subsection 2(c)(v)(1), (2) and (3) hereof, if the Executive's employment is terminated for any reason other than death or Disability but before the Executive shall have reached the Retirement Age, then the Deferred Compensation Account shall continue to be notionally invested or held in cash as the Board, in its discretion, may determine, and no payment shall be made until the Executive shall have reached the Retirement Age, at which time a payment of the Benefits, valued as of the date the Executive attained the Retirement Age, shall be made to him in one lump sum payment. Notwithstanding the foregoing, if before reaching the Retirement Age, the Executive should die, or if before reaching the Retirement Age, the Executive should become permanently disabled, as defined in ss.404A(a)(2)(c) of the Code, then the Benefits valued as of the date of death or Disability shall be made to the Executive or his designated beneficiary as soon as administratively practicable following such date.

               (3). If the Executive's employment is terminated because of Disability (as defined in Section 3(a)) or death before he has reached the Retirement Age and while he is in the employ of the Company, then, in a single lump sum payment, the Company shall pay the Benefits to the Executive (in the event of his Disability as defined in ss.404A(a)(2)(c) of the Code) or to his designated beneficiary (in the event of his death) in one lump sum payment as soon as administratively practicable following such date.

               (4). If the Executive's designated beneficiary should die after the death of the Executive but before the required payment is to be made by the Company, then the benefits, valued as the date of the death of the Executive, shall be paid to the estate of such designated beneficiary .

               (5). The beneficiary referred to above may be designated or changed by the Executive (without the consent of any prior beneficiary) on a form provided by the Company and delivered to the Company at any time before the Executive's death. If no


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          such beneficiary shall have been designated, or if no designated beneficiary shall survive the Executive, then, the benefits, valued as of the date of death of the Executive, shall be paid to the Executive's estate in one lump sum payment as soon as administratively practicable following such date.

               (6). If a Change in Control of the Company as defined in Section 409A of the Code shall have occurred and the Executive's employment with the Company is terminated (A) by the Company for other than death or Disability or any one or more of the reasons set forth in Sections 3(b)(ii), (iii) or (iv), or (B) by the Executive for Good Reason, then, the effective date of termination shall be deemed to be the Retirement Age and payments shall be made to the Executive in the same manner and to the same extent as provided in subsection 2(c)(iii)(1).

               (7). Notwithstanding anything herein to the contrary, wherever applicable, no payment to be made to the Executive, the designated beneficiary or his or her estate or the Executive's estate under the provisions of this Section 2(c) shall be made on a date earlier than six months from the date of the Executive's "separation of service" as set forth in IRC section 409(A) and the regulations promulgated thereunder.

     (iv) Nothing contained in this Section 2(c) and no action taken pursuant thereto shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and the Executive, his designated beneficiary or any other person. The Deferred Compensation Account as may be notionally invested under the provisions of this Section 2(c) shall continue for all purposes to be a part of the general funds of the Company, and no person other than the Company shall by virtue of the provisions of this Section 2(c) have any interest in the Deferred Compensation Account. To the extent that any person acquires a right to receive payments from the Company under this Section 2(c), such right shall be no greater than the right of any unsecured general creditor of the Company.

     (v) Notwithstanding anything herein contained to the contrary, no payment of any then unpaid portion of the Deferred Compensation Account shall be made, and all rights of Executive hereunder, his designated beneficiary, executors or administrators, or any other person to receive such payments thereof, shall be forfeited if any of the following events shall have occurred:

          (1). The Executive shall have been terminated pursuant to Sections 3(b)(ii), (iii) or (iv) hereof.

          (2). After the Executive ceases to be employed by the Company, he shall fail or refuse to abide any terms, conditions or covenants of this Agreement that are intended to survive, including, but not limited to, Sections 6, 7, and 8 hereof.

          (3). The Executive shall have engaged, directly or indirectly, in any activity or otherwise shall have conducted himself in a manner inimical to the best interests of the Company as reasonably determined by the Board in its discretion.


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     (vi) The right of the Executive or any other person entitled to the payment of deferred compensation retirement benefits under this Section 2(c) shall not be assigned, transferred, pledged or encumbered without the prior express written consent of the Company, except by will or by the laws of descent and distribution.

     (vii) If the Board shall find that any person to whom any payment is to be made pursuant to this Section 2(c) is unable to care for his affairs because of illness or accident, or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be made to the spouse, a child, a parent, or a brother or sister, or to any person deemed by the Board to have incurred expense for such person otherwise entitled to payment in such manner and proportions as the Board may determine. Any such payment shall be a complete discharge of the liabilities of the Company under this Section 2(c).

     (viii) Nothing contained herein shall be construed as conferring upon the Executive the right to continue in the employ of the Company in any capacity.

     (ix) Any benefits payable under this Section 2(c) shall not be deemed salary or other compensation to the Executive for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company for the benefit of its employees.

     (x) The Board shall have full power and authority to interpret, construe, and administer the provisions of this Section 2(c), and the Board's interpretation and construction thereof as well as any actions taken thereunder, including, but not limited to, the valuation of the Deferred Compensation Account and the determination of the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board (or any Committee thereof) shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this Section 2(c) unless attributable to his own willful misconduct or gross negligence."

     2. Except as specifically provided in this Amendment, the Employment Agreement is in all other respects hereby ratified and confirmed without amendment.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment on the 30th day of January, 2007.


                                AEROFLEX INCORPORATED

                                By:/s/Leonard Borow
                                   -------------------------
                                   Leonard Borow, President

                                   /s/John Adamovich, Jr.
                                   ------------------------
                                   John Adamovich, Jr.



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